UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7701 East Kellogg Drive, Suite 300 Wichita, KS		67207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Class A, Common Stock, par value $0.01 per share	Trading Symbol EQBK	Name of each exchange on which registered The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☒ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07Submission of Matters to a Vote of Security Holders.

On April 22, 2020, Equity Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders to consider and act upon the items listed below:

1.

The stockholders of the Company elected the individuals listed below to serve as members of the Company’s Board of Directors by the votes set forth in the table below. The director elected to Class II will serve until the Company’s 2021 annual meeting of stockholders and the directors elected to Class III will serve until the Company’s 2023 annual meeting of stockholders.

	Director Class	For	Against	Abstain	Broker Non-Vote
Junetta M. Everett	II	10,815,365	297,810	9,440	2,741,247
Gary C. Allerheiligen	III	6,634,043	4,476,258	12,314	2,741,247
Gregory L. Gaeddert	III	8,119,974	2,990,327	12,314	2,741,247
Benjamen M. Hutton	III	10,823,407	289,767	9,441	2,741,247

2.

The stockholders of the Company ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 by the votes set forth in the table below:

For	Against	Abstain
13,768,406	95,454	2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Equity Bancshares, Inc.

DATE: April 23, 2020	By:	/s/ Gregory H. Kossover
Gregory H. Kossover
Executive Vice President and Chief Financial Officer